Exhibit 10.17
ASSIGNMENT OF PATENTS AGREEMENT
THIS ASSIGNMENT OF PATENTS AGREEMENT (this “Agreement”) by and between Michael Hodges (“Hodges”), Larry Campbell (“Campbell” and together with Hodges, the “Assignors”), and Genesis Fluid Solutions Ltd., a Colorado corporation (together with its successors and assigns, the “Assignee”) is effective as of September 30, 2009.
WHEREAS, pursuant to an Assignment dated August 16, 2009 between the Assignors and the Assignee (the “Original Assignment”), the Assignors assigned all of their rights, title and interest in certain patents specified therein;
WHEREAS, the Assignors desire to also assign their rights, title and interest in all other patents not specified in the Original Assignment, whether in the United States or internationally, that they may have in their respective names, that they may have applied for, or that they will apply for, directly or indirectly relating to the business currently conducted and/or to be conducted by the Assignee (the “Patents”).
NOW, THEREFORE, in consideration of the premises and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
1. Assignment. (a) The Assignors hereby assign, transfer and convey to the Assignee all of the Assignors’ rights, title and interest, together with all rights of priority, in and to the Patents, including but not limited to the right to sue and collect damages for past, present or future infringement thereof.
(b) The Assignors further do hereby sell, assign and transfer to the Assignee the entire right, title and interest, together with all rights of priority in and to the Patents as described and/or claimed in any and all applications for patents based on the Patents, including divisional, continuations, renewals, substitutes and reissues thereof, and all rights of priority resulting from any of these patent applications, as well as all foreign counterparts and extensions thereof, together with all patents issuing on any of these applications for the full terms of all of the patents which may be granted thereon.
2. Authorizations. (a) The Assignors hereby authorize the Assignee to make applications for, to prosecute such applications, and to receive Patents in the Assignee’s name.
(b) The Assignors hereby authorize and request the Commissioner of Patents and Trademarks, and any foreign equivalents, to issue to the Assignee any and all Letters Patent of the United States, or similar instruments in foreign jurisdictions, relating to the Patents.
3. Further Assurances. Each party hereto covenants and agrees to execute and deliver, from time to time at the request of the other parties hereto, such further instruments of transfer and assignment and to take such other action as the other parties may reasonably request to more effectively consummate the assignment contemplated by this Agreement.

4. Amendment and Modification; Waiver. Subject to applicable law, this Agreement may be amended, modified and supplemented only by written instrument authorized and executed by all of the parties hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and executed by the party so waiving. The waiver by any party hereto of a breach of any provisions of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach.
5. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF COLORADO WITHOUT GIVING EFFECT TO THE PRINCIPLES OF THE CONFLICTS OF LAWS THEREOF.
6. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute only one instrument.
7. Acknowledgement. Each of the Assignors acknowledges that he: (a) has carefully read this Agreement in its entirety; (b) has been advised to consult and has been provided with an opportunity to consult with legal counsel of his choosing in connection with this Agreement; (c) fully understands the significance of all of the terms and conditions of this Agreement and has discussed them with his independent legal counsel or has been provided with a reasonable opportunity to do so; (d) has had answered to his satisfaction any questions asked with regard to the meaning and significance of any of the provisions of this Agreement; and (e) is signing this Agreement voluntarily and of his own free will and agrees to abide by all the terms and conditions contained herein.
[SIGNATURE PAGE FOLLOWS]

[SIGNATURE PAGE TO ASSIGNMENT OF PATENTS AGREEMENT]
IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names as of the date first above written.

ASSIGNORS:
/s/ Michael Hodges
Michael Hodges

/s/ Larry Campbell
Larry Campbell

ASSIGNEE:

Genesis Fluid Solutions Ltd.

By:	/s/ Carol Shobrook
	Name:	Carol Shobrook
	Title:	Chief Operating Officer